1 Exhibit 4.25 Amendment Agreement No. 4 to the Term Storage Contract No. 2010-01 dated 17-09-2010 Between Antwerp Terminal and Processing Company N.V. And Vitol SA

2 THIS AMENDMENT AGREEMENT NO. 4 is made on this 9th day of November 2015 BETWEEN 1. Antwerp Terminal and Processing Company N.V., now known as ATPC Terminal N.V., is a company incorporated under the laws of Belgium with a registered office at Beliweg 20, Port n° 279, B2030 Antwerp, Belgium (“the Company”); and AND 2. Vitol SA, a private company limited by shares, incorporated and existing under the laws of Switzerland, having its official seat in Geneva, Switzerland and its principal place of business at Boulevard du Pont d'Arve 28, 1205 Geneva, Switzerland (“the Client”). WHEREAS (A) The Company and the Client are parties to a Term Storage Contract No. 2010-01 dated 17-09-2010 in connection with gasoil storage and handling services at the Company’s terminal (“Contract”). (B) By virtue of the Amendment Agreement No. 1 and Amendment Agreement No. 2 both dated 28 April 2015 and Amendment Agreement No. 3 dated 24 June 2015, the Parties agreed to amend Clause 4 (Storage Period) set forth in Amendment Agreement No. 3; (C) For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Client now wish to further amend the Contract in accordance with this Amendment Agreement No. 3. NOW THEREFORE it is agreed as follows: 1. The Company and the Client agree to extend the duration from 31 December 2015 to 31 December 2018 in connection with the Contractual Capacity of 156,705 cbm as referred to in Amendment Agreement No. 3. 2. Save to the extent as amended by this Amendment Agreement No. 4, all terms and conditions of the Contract shall remain in full force and effect. 3. This Amendment Agreement No. 4 may be executed in counterparts. 4. Clauses 22 and 23 of the Contract shall apply mutatis mutandis to this Amendment Agreement No. 4 as if references therein to the Contract were to this Amendment Agreement No. 4. 5. Capitalised terms not otherwise defined in this Amendment Agreement No. 4 shall have the same meaning as in the Contract.

3 IN WITNESS WHEREOF the Client and the Company have caused this Amendment Agreement No. 4 to be executed by their duly authorized representatives, as of the date first above written. ATPC Terminal N.V. /s/ Gert Quint Name: Gert Quint Position: Director Date: 09 November 2015 Place: Antwerp Vitol S.A. /s/ David Fransen Name: David Fransen Position: Managing Director Date: 09 November 2015 Place: Geneva